Report of Independent Auditors



Board of Trustees
of PaineWebber Municipal Series

In planning and performing our audit of the financial statements of PaineWebber
Municipal Series (comprising, respectively, PaineWebber
Municipal High Income
Fund and PaineWebber New York Tax-Free Income Fund) for the year ended
February 29, 2000, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, and not to provide assurance on internal control.

The management of PaineWebber Municipal Series is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of internal control. Generally, controls that are relevant to an audit pertain to the entitys objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the
American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the specific internal control components does not reduce to a relatively low level the risk that errors or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions.
However, we noted no
matters involving internal control, and its operation, including control activities for safeguarding securities, and its operation that we consider to be material weaknesses as defined above as of February 29, 2000.

This report is intended solely for the information and use of the board of trustees and management of PaineWebber Municipal Series and the Securities and Exchange
Commission and is not intended to be and should not be used by anyone other than these specified parties.


						ERNST & YOUNG LLP

April 14, 2000